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                                                                    Exhibit 23.3

                                 CONSENT OF KPMG

To the Supervisory Board and Board of Management of Koninklijke Philips Electronics N.V.

We consent to the incorporation by reference in this registration statement on Form S-8 of our report dated June 26, 2004, relating to the consolidated financial statements of LG.Philips Displays Holding B.V. for the year ended December 31, 2003, included in amendment No. 1 on Form 20-F/A, filed with the Commission on June 30, 2004, amending the annual report on Form 20-F of Koninklijke Philips Electronics N.V. for the year ended December 31, 2003.

Hong Kong

September 28, 2004.

/s/ KPMG
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KPMG